Exhibit 12.01

TEMPLE-INLAND INC.
RATIO OF EARNINGS TO FIXED CHARGES-WITHOUT TIFS DEPOSIT INTEREST
(dollars in millions)

                        	Three Month	         Fiscal Year
                         ------------    ---------------------------------
                        	1998    1997    1997	   1996	   1995    1994    1993
                         ----   -----    ----    ----    ----    ----    ----

Fixed Charges:

Interest expense       	26.80  	28.20  	112.30 	112.90 	111.30  94.80 	 81.90

TIFS interest on
borrowings	             32.00   35.00  	157.00 	127.00 	121.00	 81.00 	 99.00

Interest capitalized
during period	           0.50    0.40     2.00    3.00   39.00  28.00   13.00

Portion of rent
expense representative
of interest	             0.83 	  1.22 	   4.88 	  4.10 	  3.43   3.32    3.03
                       ------  ------   ------  ------  ------ ------  ------

Total fixed charges	    60.13  	64.82  	276.18 	247.00 	274.73 207.12  196.93
                       	=====  ======   ======  ======  ====== ======  ======

Earnings:

Pretax income from
continuing operations   44.80   21.70  	 95.00  155.90  431.00 193.30 	 96.20

Add:
Fixed charges
from above             	60.13   64.82  	276.18 	247.00 	274.73 207.12 	196.93

Less interest capitalized
during period           (0.50)  (0.40)	  (2.00)  (3.00) (39.00)(28.00) (13.00)

Current period amortization
of interest capitalized
in prior periods	        2.12    2.12     8.47    8.66    6.51   5.82    5.44
                        -----   -----   ------   -----   ----- ------   -----
                       106.54   88.24   377.64  408.56  673.24 378.24  285.57
                       ======   =====   ======  ======  ====== ======  ======

Ratio of Earnings to
Fixed Charges           	1.77    1.36   	 1.37 	  1.65    2.45   1.83    1.45
                       ======   =====   ======   =====   =====  =====   =====



Exhibit 12.01
(continued)

TEMPLE-INLAND INC.
RATIO OF EARNINGS TO FIXED CHARGES-WITH TIFS INTEREST EXPENSE
(dollars in millions)

                       	Three Months            Fiscal Year
                       -------------   ----------------------------------
                      	1998	    1997  	1997	   1996 	  1995	    1994   	1993
Fixed Charges:

Interest expense - Parent
Company    	        		26.80    28.20  112.30  112.90  111.30   94.80   81.90

Interest expense - Borrowed
  Funds (TIFS)       	32.00    35.00  157.00  127.00  121.00   81.00   99.00

Interest on Deposits
(TIFS)	               89.00    75.00  331.00  308.00  313.00  254.00  237.00

Interest capitalized
during period        	 0.50 	   0.40 	  2.00 	  3.00   39.00   28.00  	13.00

Portion of rent expense
representative
of interest	           0.83     1.22    4.88 	  4.10    3.43  	 3.32    3.03
                      -----    -----   -----   -----   -----   -----   -----

Total fixed charges  149.13   139.82  607.18  555.00  587.73  461.12  433.93
                     ======   ======  ======  ======  ======  ======  ======

Earnings:

Pretax income from
continuing
operations            44.80    21.70   95.00 	155.90  431.00  193.30   96.20

Add:
Fixed charges
from above           149.13   139.82  607.18 	555.00  587.73  461.12  433.93

Less interest capitalized
during period         (0.50)  (0.40)   (2.00) 	(3.00) (39.00) (28.00) (13.00)

Current period amortization
of interest capitalized
in prior periods	      2.12    2.12     8.47  	 8.66    6.51    5.82    5.44
                      -----    ----     ----   -----   -----   -----   -----

                     195.54  163.24   708.6   716.56  986.24  632.24  522.57
                     ======  ======  ======   ======  ======  ======  ======

Ratio of Earnings
to Fixed Charges       1.31    1.17    1.17   	 1.29    1.68    1.37    1.20
                    =======   =====   =====    =====   =====   =====   =====




Exhibit 12.01
(continued)

TEMPLE-INLAND INC.
RATIO OF EARNINGS TO FIXED CHARGES-PARENT COMPANY
(dollars in millions)

                      	Three Months	           Fiscal Year
                       ------------    -----------------------------------
                      	1998	   1997	   1997	   1996   	1995	   1994   	1993
                       ----    ----    ----    ----    ----    ----    ----
Fixed Charges:

Interest expense	      26.80   28.20   112.30  112.90 	111.30 	 94.80 	 81.90

Interest capitalized during
period	                 0.50    0.40     2.00    3.30   38.60   27.70 	 12.50

Portion of rent expense
representative
of interest             0.50    0.87     3.49  	 3.09 	  2.39 	  2.07 	  1.96
                      ------   -----    -----   -----   ------   -----  -----

Total fixed charges    27.80   29.47  	117.79  119.29  152.29  124.57   96.36
                       =====   =====  =======  ====== =======  ======  ======
Earnings:

Pretax income from
continuing operations  44.80   21.70    95.00 	155.90  431.00  193.30   96.20

Less: TIFS income
before tax            (36.70) (29.50) (132.10) (63.10) (98.10)	(56.30)	(67.50)

Add: Dividends from TIFS -
ignore contributions
to TIFS                	 -        -    275.00 	 50.00   50.00   30.00   42.00

Pretax income from
continuing operations
adjusted for equity
method investee (TIFS)  8.10   (7.80)  237.90   142.80  382.90 167.00 	 70.70

Add:
Fixed charges
from above             27.80   29.47  117.79   	119.29  152.29 124.57 	 96.36

Less interest capitalized
during period         (0.50)   (0.40)  (2.00)  	(3.30)  (38.60)(27.70)	(12.50)

Current period amortization
of interest capitalized
in prior periods       2.12     2.12    8.47   	 8.66 	   6.51  5.82 	   5.44
                      -----    -----    -----    -----   -----  -----    ----

                      37.52    23.39  362.15   267.45   503.10 269.69  160.00
                     ======    =====  ======   ======   ====== ======  ======
Ratio of Earnings
to Fixed Charges       1.35     0.79    3.07     2.24 	  3.30   2.16 	  1.66
                      =====     ====    =====    ====   =====  =====    =====